                                                                 Draft:  6/28/96
                               Aztar Corporation

                               6,000,000 Shares*
                                  Common Stock
                                ($.01 par value)
                             Underwriting Agreement

                                                              New York, New York
                                                               ___________, 1996


Salomon Brothers Inc
Donaldson Lufkin & Jenrette Securities Corporation
Montgomery Securities
Dean Witter Reynolds Inc.
 As Representatives of the several Underwriters,
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

          Aztar Corporation, a Delaware corporation (the "Company"), proposes to
                                                          -------
sell to the underwriters named in Schedule I hereto (the "Underwriters"), for
                                                          ------------
whom Salomon Brothers Inc, Donaldson Lufkin & Jenrette Securities Corporation, Montgomery Securities and Dean Witter Reynolds Inc. (the "Representatives"), are
                                                          ---------------
acting as Representatives, 6,000,000 shares of Common Stock, $.01 par value

("Common Stock"), of the Company (said shares to be issued and sold by the
  ------------
Company being hereinafter called the "Underwritten Securities").  The Company
                                      -----------------------
also proposes to grant to the Underwriters an option to purchase up to 900,000 additional shares of Common Stock (the "Option Securities"; the Option
                                        ------ ----------
Securities, together with the Underwritten Securities, being hereinafter called the "Securities").
     ----------

          1.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to, and agrees with, each Underwriter as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and
                                  ---
     Exchange

___________________________
* Plus an option to purchase from Aztar Corporation, up to 900,000 additional shares to cover over-allotments.

     Commission (the "Commission") a registration statement (file number
                      ----------
     333-.) on such Form, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b)(1) or (4) or (iii) a final prospectus in accordance with Rules 415 and 424(b)(2) or (5). In the case of clause (ii), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; on the Effective Date,
      ------------
     the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no
                                --------  -------
     representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Date" shall mean each date that the
                              --------------
     Registration

     Statement and any post-effective amendment or amendments
     thereto became or become effective. "Execution Time" shall mean the date
                                          --------------
     and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus
              ----------------------
     referred to in paragraph (a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the
                   ----------
     Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement"
                                                     ----------------------
     shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule
                                                                       ----
     415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or
            --------    ---------       --------------
     regulation under the Act. "Rule 430A Information" shall mean information
                                ---------------------
     with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with
                                    -----    ---------      ----------
     respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (d) Coopers & Lybrand, whose report on the consolidated balance sheets and the consolidated statements of operations, cash flows and shareholders' equity of the Company and its consolidated subsidiaries (the "Subsidiaries") is being filed with the Commission as part of the
      ------------
     Registration Statement, are independent public accountants with respect to the Company and its Subsidiaries as required by the Act and the rules and regulations of the Commission thereunder.

          (e) The consolidated financial statements (including the related notes and schedules) of the Company and its Subsidiaries included or incorporated in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and the Exchange Act and the rules thereunder and present fairly the consolidated financial position, results of operations and changes in cash flows and shareholders' equity of the Company and its Subsidiaries taken as a whole, in each case as of the dates and for the periods specified therein. Such consolidated financial statements (including the related notes and schedules) of the Company and its Subsidiaries have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified therein except as disclosed in the Registration Statement and the Prospectus. The financial information and statistical data set forth in the Prospectus have been prepared on a basis consistent with such financial statements and fairly present the information described therein.

          (f) Except as set forth in the Registration Statement and the Prospectus, subsequent to the date of the most recent financial statements included in the Prospectus, (x) there has not been any material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and (y) since such date, neither the Company nor any of its Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company and its Subsidiaries, taken as a whole, other than liabilities which were incurred or undertaken in the ordinary course of business.

          (g) This Agreement has been duly authorized, executed and delivered by the Company.

          (h) The authorized and outstanding equity capitalization of the Company is as set forth in the Prospectus; and the Securities conform to the description thereof contained in the Prospectus.

          (i) The sale and the issuance of the Securities have been duly authorized by all requisite corporate action on the part of the Company; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be fully paid and nonassessable; the Securities have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; certificates for the Shares are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities.

          (j) The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue, sell and deliver the Securities.

          (k) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Securities, will (i) conflict with, or result in a breach or violation of, any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any agreement, instrument, franchise, license or permit to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or subject, (ii) violate or conflict with any provision of the charter or by-laws or partnership agreement, as the case may be, of the Company or any of its Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over any of them or any of their respective properties or assets or (iii) require any consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, including, without limitation, the approvals of the New Jersey Casino Control Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming License Board, the Indiana Gaming Commission and the Missouri Gaming Commission (collectively, the "Gaming Authorities") except (A) the registration under the Act of the
          ------------------
     Securities and (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as (i) have already been obtained or (ii) as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by you.

         (l) (i) None of the Company or any of its Subsidiaries is in violation of its charter or by-laws or partnership agreement, as the case may be (other than violations that would not, in the aggregate, have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole) and (ii) except as otherwise set forth in the Prospectus, none of the Company or any of its Subsidiaries is in breach or violation of or in default under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries or any of their respective properties or assets is bound or subject, or any statute, law, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries of any court or regulatory, administrative or governmental agency, body or authority having jurisdiction over the Company or any of its Subsidiaries or their respective properties or assets (including, without limitation the Act and the rules promulgated thereunder), except in the case of clause (ii) where any such default, breach or violation would not, in the aggregate, have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

         (m) Each of the Company and its Subsidiaries organized as a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized. Each of the Company and its Subsidiaries organized as a corporation is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material property or conducts material business.

         (n) Tropicana Enterprises has been duly formed and is validly existing as a general partnership in good standing under the laws of Nevada.

         (o) (i) Each of the Company and its Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, governmental and regulatory agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Prospectus (the "Licenses"); (ii) no such consent,
                                          --------
     approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus; and (iii) each of the Company and its Subsidiaries has conducted and is conducting its business in compliance with the Licenses and all applicable federal, state and local laws, rules, regulations, decisions, directives and orders, except in the case of clauses (i) and (iii) where the failure or failures to do so would not, in the aggregate, have a materially adverse effect on the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

         (p) The Company has no reason to believe that any of the Gaming Authorities is considering modifying, suspending or revoking any of the Licenses, and, to its knowledge, neither the Gaming Authorities nor any other governmental agency is investigating the Company or any of its Subsidiaries or related parties or any director or executive officer of the Company or any of its Subsidiaries other than in the ordinary course of administrative review. To the best knowledge of the Company, there is no existing basis for the Gaming Authorities to deny the renewal of the current Licenses. The Company and its Subsidiaries have obtained, all governmental licenses and other authorizations necessary to carry on a gaming business in New Jersey, Nevada, Indiana and Missouri as such business has been conducted by the Company and its Subsidiaries and will be conducted by the Company and its Subsidiaries after the Closing Date, as described in the Prospectus.

         (q) Except as otherwise set forth in the Prospectus, the Company currently owns, either directly or through a wholly owned Subsidiary, all outstanding shares of capital stock of each of its Subsidiaries organized as a corporation and a non-controlling 50% equity interest in Tropicana Enterprises, in each case free and clear of any security interests, claims, liens or encumbrances. All outstanding shares of capital stock of the Company and each of its Subsidiaries organized as a corporation have been duly and validly authorized and issued and fully paid and nonassessable. Except as otherwise set forth in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries.

         (r) No order preventing or suspending the use of any Preliminary Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, threatened or contemplated by the Commission; no order suspending the offering of the Securities in any jurisdiction designated by you pursuant to paragraph (e) of Section 5 of this Agreement has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of the Company, are threatened or contemplated, and any request of the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) has been complied with.

         (s) Except as otherwise set forth in the Prospectus, (i) the Company and its Subsidiaries have good and marketable title in fee simple to all items of real property and are the legal and beneficial owners of all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claim and other defects, except such as do not have a material adverse effect on the business, operations, condition (financial or other) or results of the Company and its Subsidiaries, taken as a whole, and (ii) the properties of the Company and its Subsidiaries are in good repair (reasonable wear and tear excepted), insured in accordance with existing mortgages and customary and usual practice in the industry and suitable for their respective uses.

         (t) There is no legal or governmental proceeding pending or, to the best knowledge of the Company, threatened or contemplated to which the Company or any of its Subsidiaries is or may be a party or of which its business or property is or may be the subject and that is required to be disclosed in the Registration Statement and the Prospectus and that is not so disclosed. There is no contract or document concerning the Company or any of its Subsidiaries of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed as required. The descriptions in the Registration Statement and the Prospectus of any such legal and governmental proceedings and contracts and other documents, insofar as such descriptions or statements constitute summaries of the proceedings or documents referred to therein, fairly present the information called for with respect to such proceedings or documents.

         (u) Subject to the terms of the Agreement dated as of September 1, 1980 by and among Tropicana Enterprises, Eugene Jaffe, Judith Jaffe Seidel, Lynn Susan Dooley, Ben S. Jaffe, Betty Weiss, Jean Ann Edwards, Ramada Inc., Hotel Ramada of Nevada and Adamar of New Jersey, Inc., as currently in effect, the Company and its Subsidiaries own, or are licensed or otherwise have, the full and exclusive right to use, all trademarks, service marks, trade names and copyrights used in or necessary for the conduct of their businesses, and no claims have been asserted by any person to the use of such trademarks, service marks, trade names or copyrights, except where the failure to do so would not have a material adverse effect on the business, properties, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries, taken as a whole. The use, in connection with the business and operations of the Company and its Subsidiaries, of such trademarks, service marks, trade names and copyrights does not, to the best knowledge of the Company, infringe on or conflict with the rights of any person (other than the rights to use the name "Aztar Corporation" in Arizona), and none of the Company or any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any such trademarks, service marks, trade names or copyrights (other than the right to use the name "Aztar Corporation" in Arizona) which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

         (v) No holders of securities of the Company or any of its Subsidiaries have rights to the registration of such securities under the Registration Statement.

         (w) None of the Company or any of its Subsidiaries is required to make any filing or to register under the Investment Company Act of 1940, as amended (the "Investment Company Act"), or is or will become a "holding
                   ----------------------
     company" or a "subsidiary company" of a "registered holding company", as defined in the Public Utility Holding Company Act of 1935, as amended.

          2.  Purchase and Sale.  (a)  Subject to the terms and conditions and
              -----------------
in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 900,000 shares of Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3.  Delivery and Payment.  Delivery of and payment for the
              --------------------
Underwritten Securities and the Option Securities (if the option provided for in
Section 2(b) hereof shall have been exercised on or before one full business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on __________, 1996, or such later date (not later than __________, 1996) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of
                                                    ------------
the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in same day funds. Delivery of the Underwritten Securities and the Option Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for such Securities shall be made at the office of Cleary, Gottlieb, Steen & Hamilton, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than one full business day in advance of the Closing Date.

          The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          If the option provided for in Section 2(b) hereof is exercised after one business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at Seven World Trade Center, New York, New York, on the date specified by the Representatives (which shall be within three business days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested against payment of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in same day funds. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4.  Offering by Underwriters.  It is understood that the several
              ------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          5.  Agreements.  The Company agrees with the several Underwriters
              ----------
that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives
     (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

          (f) The Company will not, for a period of 120 days following the Execution Time, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock
            --------  -------
     pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities outstanding at the Execution Time.

          (g) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the
          ---------------------------------------------------------
     Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the
                               ----------
     information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department, provided that the obligation to provide such updated information shall terminate when the distribution of the Securities is completed.

          6.  Conditions to the Obligations of the Underwriters.  The
              -------------------------------------------------
obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to

     Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Representatives the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Company, dated the Closing Date, to the effect that:

                 (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                (ii) the Company is qualified to do business and is in good standing as a foreign corporation in the States of New Jersey, Nevada, Indiana and Missouri, and the opinion of such counsel in this paragraph may be expressed solely upon its review of certificates of public officials of such jurisdictions and may be in each case as of the date of such certificates;

               (iii) each of Ramada New Jersey Holdings Corporation ("Holdings") and Adamar Garage Corporation ("Adamar Garage") has been
            --------                                   -------------
          duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and the authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                (iv) the Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue, sell and deliver the Securities;

                 (v) the Company's authorized equity capitalization consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock; and based solely on a certificate of the transfer agent of the Company and only as of the date of such certificate, such counsel shall confirm the number of shares of Common Stock and Preferred Stock that are outstanding;

                (vi) the capital stock of the Company conforms to the description thereof contained in the Prospectus;

               (vii) the sale and the issuance of the Securities have been duly authorized by all requisite corporate action on the part of the Company; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be fully paid and nonassessable; the Securities have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; certificates for the Shares are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

               (viii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement (or required to be filed under the Exchange Act, if upon such filing they would be incorporated by reference therein) which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                 (ix) such counsel has been advised by the Commission that the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date of the Prospectus, the Effective Date or the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (x) this Agreement has been duly authorized, executed and delivered by the Company;

                 (xi) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                (xii) none of the issue and sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under, the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument filed as an exhibit to the Registration Statement or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

               (xiii) to the best of such counsel's knowledge without independent investigation other than inquiries of responsible officers of the Company and review of certain documents furnished to such counsel by the Company, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

                (xiv) the statements in the Prospectus under the headings "DESCRIPTION OF THE CAPITAL STOCK" fairly summarize the matters described therein.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States or the General Corporation Law of the State of Delaware, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, such counsel may rely on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Company shall have furnished to you the opinion of Hankin, Sandson & Sandman, special New Jersey counsel for the Company, dated the Closing Date, to the effect that:

                 (i) each of Adamar of New Jersey, Inc. ("Adamar of New Jersey")
                                                          --------------------
          and Atlantic-Deauville, Inc. ("Atlantic-Deauville") has been duly
                                         ------------------
          incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each of Holdings and Adamar Garage is authorized to transact business as a foreign corporation in the State of New Jersey, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                (ii) all outstanding shares of capital stock of Holdings, Adamar of New Jersey, Atlantic-Deauville and Adamar Garage have been duly and validly authorized and issued, and are fully paid and nonassessable;

               (iii) the statements in the Prospectus under the headings "REGULATION--General" and "REGULATION--Regulation and Licensing -- New Jersey" and the statements in the Annual Report on Form 10-K of the Company incorporated by reference in the Prospectus under the heading "BUSINESS--CREDIT POLICY AND CONTROL PROCEDURES", insofar as such statements purport to summarize certain provisions of the requirements under the New Jersey Casino Control Act and any other laws of the State of New Jersey, as applicable to the Company, Holdings, Adamar of New Jersey, Atlantic-Deauville and Adamar Garage, provide a fair summary of such provisions and requirements;

                (iv) none of the issuance and sale of the Securities, the compliance with or fulfillment of the provisions hereof by the Company or the consummation of any other of the transactions contemplated herein require the consent, approval, authorization, registration, order or qualification of or with the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement or any other New Jersey governmental authority, except such as have been obtained and are in full force and effect, or except as may be required under state securities law, including New Jersey state securities law, as to which such counsel need not express any opinion;

                 (v) none of the issuance and sale of the Securities, the compliance with or fulfillment of the provisions hereof by the Company or the consummation of the other transactions contemplated herein would result in a breach or violation of, or constitute a default under, any law of the State of New Jersey (except that such counsel need not express any opinion with respect to any blue sky laws) or the charter, by-laws or partnership agreement or the terms of any indenture or other agreement or instrument known to such counsel and as to which any of the Company, Holdings, Adamar of New Jersey, Atlantic-Deauville or Adamar Garage is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any of them of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of them; and

                (vi) such counsel knows of no legal or governmental proceeding pending to which any of the Company, Holdings, Adamar of New Jersey, Atlantic-Deauville or Adamar Garage is a party, or threatened against any of them, required to be disclosed in the Prospectus (or required to be filed under the Exchange Act, if upon such filing they would be incorporated by reference therein) that are not disclosed as required; provided that for this purpose such counsel need not regard any legal or governmental proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the management of any of the Company, Holdings, Adamar of New Jersey, Atlantic-Deauville or Adamar Garage or to such counsel, a present intention to initiate such proceedings.

          (d) The Company shall have furnished to you the opinion of Lionel Sawyer & Collins, special Nevada counsel for the Company, dated the Closing Date, to the effect that:

                (i) each of Adamar of Nevada, Hotel Ramada of Nevada, Inc. ("HRN") and Ramada Express, Inc. ("Ramada Express") has been duly
            ---                              --------------
          incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with full corporate power to own its properties and conduct its business as described in the Prospectus;

               (ii) Tropicana Enterprises has been duly formed and is validly existing as a general partnership in good standing under the laws of the State of Nevada, and has full partnership power and authority to own its properties and conduct its business as and to the extent described in the Prospectus;

              (iii) all outstanding shares of capital stock of Adamar of Nevada, HRN and Ramada Express have been duly and validly authorized and issued, and are fully paid and nonassessable;

               (iv) the statements in the Prospectus under the headings "REGULATION--General" and "REGULATION--Regulation and Licensing -- Nevada" and the statements in the Annual Report on Form 10-K of the Company incorporated by reference in the Prospectus under the heading[s] "BUSINESS--CREDIT POLICY AND CONTROL PROCEDURES" [and "LEGAL PROCEEDINGS"], insofar as such statements purport to summarize certain provisions of and requirements under the Nevada Gaming Control Act and the Regulations of the Nevada Gaming Commission, as applicable to the Company, Adamar of Nevada, HRN, Ramada Express and Tropicana Enterprises, [or certain legal proceedings pending before State or Federal courts located in Nevada,] provide a fair summary of such provisions and requirements [and proceedings];

                (v) none of the issuance and sale of the Securities, the compliance with or fulfillment of the other provisions hereof by the Company or the consummation of the other transactions contemplated herein require the consent, approval, authorization, registration, order or qualification of or with the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming License Board or any other Nevada governmental authority, except such as have been obtained and are in full force and effect, or except as may be required under state securities law, including Nevada state securities law, as to which such counsel need not express any opinion;

               (vi) none of the issuance and sale of the Securities, the compliance with or fulfillment of the other provisions hereof by the Company or the consummation of the other transactions contemplated herein would result in a breach or violation of, or constitute a default under, any law of the State of Nevada (except that such counsel need not express any opinion with respect to any blue sky laws) or the charter, by-laws or partnership agreement or the terms of any indenture or other agreement or instrument known to such counsel and as to which any of the Company, Adamar of Nevada, HRN, Ramada Express or Tropicana Enterprises is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any of them of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of them; and

               (vii) such counsel knows of no legal or governmental proceeding pending to which any of the Company, Adamar of Nevada, HRN, Ramada Express or Tropicana Enterprises is a party, or threatened against any of them, required to be disclosed in the Prospectus (or required to be filed under the Exchange Act, if upon such filing they would be incorporated by reference therein) that are not disclosed in the Prospectus; provided that for this purpose such counsel need not regard any legal or governmental proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the management of any of the Company, Adamar of Nevada, HRN, Ramada Express or Tropicana Enterprises, or to such counsel, a present intention to initiate such proceedings.

          (e) The Company shall have furnished to you the opinion of Ice Miller Donadio & Ryan, special Indiana counsel for the Company, dated the Closing Date, to the effect that:

               (i)    Aztar Indiana Gaming Corporation ("Aztar Indiana") has
                                                         -------------
          been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana, with full corporate power and authority to own its properties and conduct its business;

               (ii) all the outstanding shares of capital stock of Aztar Indiana have been duly and validly authorized and issued and are fully paid and nonassessable;

               (iii) the statements in the Prospectus under the heading "REGULATION -- Regulation and Licensing -- Indiana" fairly summarize the matters therein described;

               (iv) the Company and Aztar Indiana have obtained from the Indiana Gaming Commission and with any other Indiana governmental authorities having jurisdiction over the Company or Aztar Indiana all consents, approvals, authorizations, registrations, orders or qualifications necessary to the issuance and sale of the Securities, the compliance with or fulfillment of the other provisions hereof by the Company and the consummation of the other transactions contemplated herein;

               (v) none of the issuance and sale of the Securities, the compliance with or fulfillment of the other provisions hereof by the Company or the consummation of the other transactions contemplated herein would result in a breach or violation of, or constitute a default under, any law of the State of Indiana (except that such counsel need not express any opinion with respect to any blue sky laws) or the charter or by-laws or the terms of any indenture or other agreement or instrument known to such counsel and as to which the Company or Aztar Indiana is a party or bound, or any judgment, order or decree known to such counsel to be applicable to the Company or Aztar Indiana of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or Aztar Indiana; and

              (vi) such counsel knows of no legal or governmental proceeding pending to which the Company or Aztar Indiana is a party, or threatened against either of them, required to be disclosed in the Prospectus (or required to be filed under the Exchange Act, if upon such filing they would be incorporated by reference therein); provided that for this purpose such counsel need not regard any legal or governmental proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company or Aztar Indiana, or to such counsel, a present intention to initiate such proceedings.

          (f) The Company shall have furnished to you the opinion of Thompson Coburn, special Missouri counsel for the Company, dated the Closing Date, to the effect that:

               (i)  Aztar Missouri Gaming Corporation ("Aztar Missouri") has
                                                        --------------
          been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, with full corporate power and authority to own its properties and conduct its business;

              (ii) all the outstanding shares of capital stock of Aztar Missouri have been duly and validly authorized and issued and are fully paid and nonassessable;

             (iii) the statements in the Prospectus under the heading "REGULATION -- Regulation and Licensing -- Missouri" fairly summarize the matters therein described;

              (iv) none of the issuance and sale of the Securities, the compliance with or fulfillment of the other provisions hereof by the Company or the consummation of the other transactions contemplated herein require the consent, approval, authorization, registration, order or qualification of or with the Missouri Gaming Commission or any other Missouri governmental authority, except such as have been obtained and are in full force and effect, or except as may be required under state securities law, including Missouri state securities law, as to which such counsel need not express any opinion;

                (v) none of the issuance and sale of the Securities, the compliance with or fulfillment of the other provisions hereof by the Company or the consummation of the other transactions contemplated herein would result in a breach or violation of, or constitute a default under, any law of the State of Missouri (except that such counsel need not express any opinion with respect to any blue sky laws) or the charter or by-laws or the terms of any indenture or other agreement or instrument known to such counsel and as to which the Company or Aztar Missouri is a party or bound, or any judgment, order or decree known to such counsel to be applicable to the Company or Aztar Missouri of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or Aztar Missouri; and

                (vi) such counsel knows of no legal or governmental proceeding pending to which the Company or Aztar Missouri is a party, or threatened against either of them, required to be disclosed in the Prospectus (or required to be filed under the Exchange Act, if upon such filing they would be incorporated by reference therein); provided that for this purpose such counsel need not regard any legal or governmental proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company or Aztar Missouri, or to such counsel, a present intention to initiate such proceedings.

          (g) You shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (h) The Company shall have furnished to you a certificate, signed by the Chief Financial Officer and the Controller of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus (exclusive of any supplement thereto).

          (i) At the Execution Time and at the Closing Date, Coopers & Lybrand shall have furnished to you a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to you, confirming that they are independent accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                 (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information included in the Registration Statement; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the audit, compensation and stock option, executive, finance and nominating committees of the Company and its Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to December 29, 1995, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange

               Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus; or

                    (2) with respect to the period subsequent to March 28, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its Subsidiaries or decreases in cash and cash equivalents in an amount greater than $5 million or in total assets of the Company and its Subsidiaries or in shareholders' equity of the Company as compared with the amounts shown on the March 28, 1996 unaudited consolidated balance sheet included and incorporated by reference in the Registration Statement and the Prospectus, or for the period from March 29, 1996 to such specified date there were any increases in purchases of property and equipment of the Company and its Subsidiaries in an amount greater than $5 million as compared with the amount shown on the consolidated statement of cash flows included in the Registration Statement and the Prospectus, or for the period from March 29, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated casino revenue, total revenues, operating income, income/(loss) before income taxes and cumulative effects of accounting changes or net income (loss) of the Company and its Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth on the cover page of the Prospectus and under the captions "PROSPECTUS SUMMARY", "SUMMARY CONSOLIDATED FINANCIAL INFORMATION", "RISK FACTORS", "USE OF PROCEEDS", "CAPITALIZATION", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION", and "DESCRIPTION OF THE CAPITAL STOCK", the information included or incorporated in Items 1, 2, 6, 7, 11 and 13 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Report on

          Form 10-Q, incorporated by reference in the Registration Statement and the Prospectus, and the information included in the portions of the Company's Proxy Statement dated March 22, 1996, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.

          References to the Prospectus in this paragraph include any supplement thereto at the date of the letter.

          (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or
     (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its Subsidiaries, taken as a whole, the effect of which, in any case referred to in clause
     (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (k) Subsequent to the Execution Time, there shall not have been any decrease in the ratings by Moody's Investors Service, Inc. or Standard & Poor's Corporation of the 11% Senior Subordinated Notes Due 2002 or the 13 3/4% Senior Subordinated Notes Due 2004 of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer of the Company addressed to the Representatives, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 120 days following the Execution Time without the prior written consent of the Representatives, other than shares of Common Stock disposed of as bona fide gifts.

          (m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          7.  Reimbursement of Underwriters' Expenses.  If the sale of the
              ---------------------------------------
Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8.  Indemnification and Contribution.  (a)  The Company agrees to
              --------------------------------
indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity and reimbursement obligation from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page, the stabilization legend on the inside cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnified party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to
                                                                   ------
which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities;
provided, however, that in no case shall any Underwriter (except as may be
- --------  -------
provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.  Default by an Underwriter.  If any one or more Underwriters shall
              -------------------------
fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of
          --------  -------
Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10.  Termination.  This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the securities as contemplated by the Prospectus (exclusive of any supplement thereto).

          11.  Representations and Indemnities to Survive.  The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, c/o Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2390 East Camelback Road, Suite 400, Phoenix, Arizona 85015, Attention: Chief Financial Officer.

          13.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                              Very truly yours,

                              Aztar Corporation

                              By:
                                  ----------------------------
                                  Robert M. Haddock
                                  Executive Vice President and
                                  Chief Financial Officer


The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Salomon Brothers Inc
Donaldson, Lufkin & Jenrette Securities Corporation
Montgomery Securities
Dean Witter Reynolds Inc.

By:  Salomon Brothers Inc

By:
     --------------------
     Michael Christenson
     Managing Director

For themselves and the other several
Underwriters named in Schedule I to the
foregoing Agreement.

                                   SCHEDULE I

                                                         Number of Shares of
                                                             Underwritten
                                                           Securities to be
             Underwriters                                     Purchased
             ------------                                -------------------
Salomon Brothers Inc ..................................
Donaldson, Lufkin & Jenrette Securities Corporation....
Montgomery Securities..................................
Dean Witter Reynolds Inc...............................


                                                         --------------------
    Total..............................................        6,000,000
                                                         ====================

                                                                       EXHIBIT A

                        [Letterhead of executive officer
                             of Aztar Corporation]

                               Aztar Corporation
                        Public Offering of Common Stock
                        -------------------------------

                                                            ______________, 1996

Salomon Brothers Inc
Donaldson Lufkin & Jenrette Securities Corporation
Montgomery Securities
Dean Witter Reynolds Inc.
   As Representatives of the several Underwriters,
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement'), between Aztar Corporation, a Delaware corporation (the "Company"), and of a group of Underwriters named therein for whom you are acting as representatives, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 120 days following the day on which the Underwriting Agreement is executed without your prior written consent, other than shares of Common Stock disposed of as bona fide gifts.

          If for any reason the Underwriting Agreement shall be terminated prior to Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                              Yours very truly,


                              --------------------------------------
                              [Signature of executive officer]

                              [Name and address of executive officer]